As filed with the Securities and Exchange Commission on September 7, 2006

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

WHITTIER ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	20-0539412
(State of Incorporation)	(IRS Employer Identification No.)

333 Clay Street, Suite 700
Houston, Texas	77002
(Address of Principle Executive Offices)	(Zip Code)

Long Term Incentive Plan
(Full title of Plan)

Bryce W. Rhodes

President and Chief Executive Officer

333 Clay Street, Suite 700

Houston, Texas 77002

(713) 850-1880

(Name, address and telephone number of agent for service)

Copy to:

Dallas Parker

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 654-8111

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $.001 per share, to be issued under the Long Term Incentive Plan	1,356,000 shares	$6.72	$9,112,320	$975

(1)             Registrant is registering an aggregate of 1,876,000 shares under the Whittier Energy Corporation Long-Term Incentive Plan (as amended July 14, 2005) pursuant to this Registration Statement. The shares being registered represent an increase in the shares reserved for issuance under the Plan from 520,000 shares to 1,876,000 shares. The filing fee for the original 520,000 shares was paid previously.

(2)             Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are also registered hereunder.

(3)             Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on The Nasdaq Stock Market LLC on August 24, 2006, $6.72. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of shares of the Company’s common stock issuable under the Plans.

EXPLANATORY NOTE AND INCORPORATION OF CONTENTS OF PREVIOUSLY FILED
REGISTRATION STATEMENT BY REFERENCE

Pursuant to the General Instruction E of Form S-8, Whittier Energy Corporation (“Whittier” or the “Company”) is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) to include an additional 1,356,000 shares under the Whittier Energy Corporation Long Term Incentive Plan. Pursuant to such Instruction E, the contents of the Registrant’s registration statement on Form S-8 (Registration Statement No. 333-124040) filed with the SEC on April 13, 2005, is hereby incorporated by reference, except as revised in Part II of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                            Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated by reference in this Registration Statement:

(a)    The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed on March 31, 2006;

(b)    The Registrant’s Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2006 and June 30, 2006, filed on May 15, 2006 and August 14, 2006, respectively;

(c)    The Registrant’s Current Report filed on Form 8-K on August 15, 2006, its Current Report on Form 8-K filed on August 30,2006 and its amended Current Report filed on August 17, 2006.

(d)    The description of the common stock, $0.001 par value per share, of the Company contained in the Registrant’s registration statement on Form S-3 (Registration No. 333-133037), filed with the SEC on April 4, 2006.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to: Whittier Energy Corporation, 333 Clay Street, Suite 700, Houston, Texas 77002, Attention: Corporate Secretary, (713) 850-1880.

Item 5.                            Interests of Named Experts and Counsel.

Certain legal matters with respect to legality of the common stock registered hereby will be passed upon for the Registrant by Thompson & Knight LLP. Dallas Parker is a partner of Thompson & Knight LLP and presently serves as Corporate Secretary of the Company. As of the date of this Registration Statement, certain partners of Thompson & Knight LLP own, in the aggregate, 9,350 shares of the Company’s common stock, warrants to purchase an additional 5,000 shares of the Company’s common stock at an exercise price of $7.50 per share, and options to acquire 10,000 shares of the Company’s common stock at an average exercise price of $7.75 per share.

Item 8.    Exhibits.

The following documents are filed as exhibits to this Registration Statement:

4.1*	Whittier Energy Corporation Long Term Incentive Plan (as amended July 14, 2005)
4.2

Whittier Energy Corporation Long Term Incentive Plan — Summary of Stock Option Grant (incorporated by reference to Exhibit 4.2 to Registrant’s registration statement on Form S-8 (Registration Statement No. 333-124040) filed with the SEC on April 13, 2005)

4.3

Whittier Energy Corporation Long Term Incentive Plan — Stock Option Award Agreement (incorporated by reference to Exhibit 4.3 to Registrant’s registration statement on Form S-8 (Registration Statement No. 333-124040) filed with the SEC on April 13, 2005)

5.1*	Opinion of Thompson & Knight LLP
23.1*	Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP filed herewith as Exhibit 5.1)
23.2*	Consent of Grant Thornton LLP
23.3*	Consent of H.J. Gruy and Associates, Inc.
23.4*	Consent of WZI Inc.
24.1*	Power of Attorney (included on signature page of this Registration Statement).

*                    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 6th day of September 2006.

WHITTIER ENERGY CORPORATION

By:	/s/ Bryce W. Rhodes
Bryce W. Rhodes
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Whittier Energy Corporation, a Nevada corporation, which is filing a Registration Statement on Form S-8 with the Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Bryce W. Rhodes and Geoff Stone, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date		Signature / Title
September 6, 2006	By:	/s/ Bryce W. Rhodes
Bryce W.Rhodes President, Chief Executive Officer and Director
September 6, 2006	By:	/s/ Geoffrey M. Stone
Geoffrey M. Stone Vice President of Finance and Principal Accounting Officer
September 6, 2006	By:	/s/ Charles O. Buckner
Charles O. Buckner Director
September 6, 2006	By:	/s/ David A. Dahl
David A. Dahl Chairman of the Board
September 6, 2006	By:	/s/ David B. Kilpatrick
David B. Kilpatrick Director
September 6, 2006	By:	/s/ Ray R. Seegmiller
Ray R. Seegmiller Director
September 6, 2006	By:	/s/ Arlo G. Sorensen
Arlo G. Sorensen Director

INDEX TO EXHIBITS

Exhibit No.	Exhibit
4.1*	Whittier Energy Corporation Long Term Incentive Plan
4.2	Whittier Energy Corporation Long Term Incentive Plan — Summary of Stock Option Grant
4.3	Whittier Energy Corporation Long Term Incentive Plan — Stock Option Award Agreement
4.4	Olympic Resources Ltd. Amended Fixed Number Stock Option Plan
5.1*	Opinion of Thompson & Knight LLP
23.1*	Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP filed herewith as Exhibit 5.1)
23.2*	Consent of Grant Thornton LLP
23.3*	Consent of H.J. Gruy and Associates, Inc.
23.4*	Consent of WZI Inc.
24.1*	Power of Attorney (included on signature page of this Registration Statement).

*                    Filed herewith.